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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2002

CYMER, INC.
(Exact name of Registrant as specified in charter)

NEVADA (State or jurisdiction of incorporation or organization)	0-21321 (Commission File Number)	33-0175463 (I.R.S. Employer Identification No.)

16750 VIA DEL CAMPO COURT
SAN DIEGO, CALIFORNIA 92127
(Address of principal executive offices)

(858) 385-7300
(Registrants telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On February 15, 2002, the Company announced the closing of a private placement of $250 million of 3 1/2% convertible subordinated notes due 2009. The Company's press release dated February 15, 2002 is attached hereto as Exhibit 99.1.

Item 7. Exhibits.

99.1	Press Release issued by the Company on February 15, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.
Date: February 15, 2002	By	/s/ NANCY J. BAKER Nancy J. Baker Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release issued by the Company on February 15, 2002.

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SIGNATURE